Platinum Energy Resources, Inc. Announces Share Repurchase Program

NEW YORK, November 1, 2007 /Marketwire/ -- Platinum Energy Resources, Inc. ("Platinum Energy") (PGRIU.OB - news) (PGRI.OB - news) (PGRIW.OB - news), announced today that its board of directors has established a plan in conformity with the provisions of Rules 10b5-1 to purchase up to 2,000,000 shares of Platinum Energy common stock in open market transactions during the month of November, subject to the broker, volume, price and timing restrictions of Rule 10b-18 under the Securities Exchange Act of 1934. The Company will finance the share repurchase program with available cash. This plan constitutes the initial stage of the repurchase program approved by the board in November 2006 to repurchase shares of common stock in an amount up to $80 million.

On October 26, 2007, the Company issued to Tandem Energy Corporation (“Tandem Energy”) 7,692,308 shares of common stock as part of its acquisition of substantially all of the assets and liabilities of Tandem Energy. The board of directors had determined that the repurchase program was the best available use of the Company’s cash to increase earnings per share following the dilution caused by the issuance of shares in the acquisition.

If all of the Platinum Energy shareholders requesting conversion of their shares in connection with the acquisition of Tandem Energy comply with the conversion procedures in a timely fashion, there will be 24,068,675 shares of Platinum Energy’s common stock outstanding, including the shares of Platinum Energy common stock issued in connection with the acquisition. Tandem Energy will not participate in the share repurchase program. On October 31, 2007, Platinum Energy’s common stock closed at $7.55.

About Platinum Energy

Platinum Energy, based in Montvale, New Jersey, is an oil and gas exploration and production (E&P) company that completed its first acquisition of an operating business in the E&P industry on October 26, 2007. Platinum Energy will seek to build a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit is comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant with an exercise price of $6.00. On October 17, 2007, Platinum Energy filed a definitive proxy statement, proposing the acquisition of substantially all of the assets and liabilities of Tandem Energy Corporation, which was voted on, and approved, by shareholders at a special meeting of stockholders on October 26, 2007. Platinum Energy held over $112 million in a trust account maintained by an independent trustee, which was released to Platinum upon the consummation of the acquisition. Following the consummation of the acquisition, Platinum Energy holds approximately $64.6 million, including $14,057,199 reserved for the holders who voted against the acquisition and elected to convert their shares.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," “intend” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem Energy Corporation is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. Neither Platinum Energy nor Tandem Energy Corporation assumes any obligation to update the information contained in this press release.

Contact:

For More Information Contact:
Thomas Rozycki
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
 tom@cjpcom.com